Exhibit 10.22

                            FOURTH AMENDMENT OF LEASE

         This Fourth Amendment of Lease (this "Amendment") is made this 4 day of August, 2000, between SPTMRT Properties Trust, a Maryland real estate investment trust ("Landlord"), and Marriott Senior Living Services, Inc., a Delaware corporation ("Tenant").

                                    Recitals:

         A. Whereas, HMC Retirement Properties, Inc., a Delaware corporation ("HMC"), as Landlord and Marriott Senior Living Services, Inc. ("MSLS") as Tenant entered into that certain Facilities Lease Agreement for the Marriott Senior Living Services Facilities of Bellaire/Houston, Harris County, Houston, Texas, on October 8, 1993, which Facilities Lease Agreement was amended on January 19, 1994, May 16, 1994 and October 10, 1997 (said Facilities Lease Agreement, as so amended hereinafter referred to as the "Lease"); and

         B. Whereas, pursuant to the terms of that certain Assignment and Assumption of Leases, Guarantees and Permits between HMC and HRPT Properties Trust, formally known as Health and Retirement Properties Trust, a Maryland real estate investment trust ("HRPT"), dated May 13, 1994, HRPT assumed all of HMC's rights, title and interest in and to the Lease; and

         C. Whereas, on or about June 30, 1999, HRPT assigned the Lease to Landlord; and

         D. Whereas Landlord and Tenant now wish to provide for the amendment of the Lease on the terms and conditions set forth herein.

         Now,  therefore,   in  consideration  of  the  mutual  obligations  and
agreements set forth below, the sufficiency and receipt of which are hereby acknowledged, Landlord and Tenant agree as follows:

                  1. Section 5.03 shall be amended by adding the following new section:

                           "C. Commencing with the third Fiscal Quarter of 2000, Tenant shall, within forty-five (45) days of the end of each Fiscal Quarter furnish to Landlord a report, for the immediately preceding Fiscal Quarter and year to date, which shall include the following:

                           A. A schedule of revenue by type of unit (i.e., assisted living, special care, and nursing) and by source (i.e., Medicare or private pay);

                           B. A schedule of the occupancy and number of each type of unit at the Premises (i.e., assisted living, special care and nursing);

                           C. A schedule of operating expenses by category including real estate taxes; and

                           D. Such other financial information that Landlord may reasonably request from time to time, provided however, that such additional financial information requested by Landlord must be of the type and nature that Tenant generally provides to other Owners of its leased senior living communities. Attached hereto as Exhibit A is the form of reporting that Tenant currently provides to its owners and will serve as the form for the reporting to Landlord pursuant to this Section 5.03(C)."

                  2. All capitalized terms not defined herein shall have the meaning set forth on the Lease; and

                  3. Any conflict between the terms and conditions of this Amendment and the Lease shall be resolved in favor of this Amendment; and

                  4. Other than as modified herein, all of the terms and provisions of this Lease shall remain in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Amendment on the date first hereinabove set forth.

                                         TENANT

Attest:                                  Marriott Senior Living Services, Inc.
                                         a Delaware corporation

By: /s/ Michael J. Stein                 By: /s/ Michael J. Giacopelli, Jr.
    ---------------------------------        -----------------------------------
    Name:    Michael J. Stein                Name:    Michael J. Giacopelli, Jr.
    Title:   Assistant Secretary             Title:   Vice President

                                             [SEAL]



                                         LANDLORD

Attest:                                  SPTMRT Properties Trust
                                         a Maryland real estate trust

By: /s/ Jennifer B. Clark                By: /s/ David J. Hegarty
    ---------------------------------        -----------------------------------
    Name:                                    Its: President


                                             [SEAL]

                                         GUARANTOR

Attest:                                  Marriott International, Inc.
                                         a Delaware corporation

By: /s/ Edward L. Bednarz                By: /s/ Myron D. Walker
    ---------------------                    -----------------------------------
    Name:    Edward L. Bednarz               Name:    Myron D. Walker
    Title:   Assistant Secretary             Title:   Vice President

                                             [SEAL]

                           Schedule to Exhibit 10.22

         Pursuant to Instruction 2 to Item 601(a) of Regulation S-K, the following Fourth Amendments of Leases, which are substantially identical in all material respects to the Fourth Amendment of Lease concerning the Facilities Lease Agreement for the Marriott Senior Living Services Facilities of Bellaire/Houston, Houston, TX, filed herewith, are omitted. The following list sets forth the material differences in the premises leased and the tenants.


Leased Premises                                                    Tenant



(1)      Marriott Senior Living Services Facilities of             Marriott Senior Living Services, Inc.
         Scottsdale, Scottsdale, AZ

(2)      Marriott Senior Living Services Facilities of             Marriott Senior Living Services, Inc.
         Sun City, Sun City, AZ

(3)      Marriott Senior Living Services Facilities of             Marriott Senior Living Services, Inc.
         Villa Valencia, Laguna Hills, CA

(4)      Marriott Senior Living Services Facilities of             Marriott Senior Living Services, Inc.
         Deerfield Beach/Horizon Club, Deerfield Beach,
         FL

(5)      Marriott Senior Living Services Facilities of             Marriott Senior Living Services, Inc.
         Palm Harbour, Palm Harbor, FL

(6)      Marriott Senior Living Services Facilities of             Marriott Senior Living Services, Inc.
         Port St. Lucie, Port St. Lucie, FL

(7)      Marriott Senior Living Services Facilities of             Marriott Continuing Care, LLC
         Bedford Court, Silver Spring, MD

(8)      Marriott Senior Living Services Facilities of             Marriott Senior Living Services, Inc.
         The Jefferson, Arlington, VA

(9)      Marriott Senior Living Services Facilities of             Marriott Continuing Care, LLC
         The Colonnades, Charlottesville, VA                       (Subtenant)

(10)     Marriott Senior Living Services Facilities of             Marriott Senior Living Services, Inc.
         Virginia Beach, Virginia Beach, VA